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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Crown Group, Inc. (formerly Crown Casino Corporation, "the Company") on Form S-8 of our report, dated July 11, 1997, on our audits of the consolidated financial statements of the Company as of April 30, 1997 and 1996, and for the three years in the period ended April 30, 1997, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

Dallas, Texas                                           COOPERS & LYBRAND L.L.P.
October 20, 1997